UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2006

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events

Sale of Software Spectrum

     Level 3 Communications, Inc. ("Level 3") announced on September 7,
2006, that it has completed the sale of 100% of the capital stock of its indirect, wholly owned subsidiary, Software Spectrum, Inc. to Insight Enterprises, Inc. In connection with the transaction, Level 3 received total proceeds of $353 million in cash, consisting of a base purchase price of $287 million and an upward working capital adjustment of approximately $66 million. The purchase price is subject to certain post-closing working capital adjustments.

     As a result of the completion of the sale of Software Spectrum, Inc., the risk factors included in Level 3's filings with the Securities and Exchange Commission relating to the business of Software Spectrum, Inc. are no longer applicable.

Offer to Exchange 11.50% Notes

     Level 3 announced on September 8, 2006, that it has extended to September 12, 2006 at 5:00 p.m. EDT, its offer to exchange up to $691,717,000 in aggregate principal amount of its currently outstanding 11.50% Senior Notes due 2010 that were issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the "Original Notes") for up to $691,717,000 in aggregate principal amount of its new 11.50% Senior Notes due 2010 that have been registered with the Securities and Exchange Commission. The extension has been made to allow holders of outstanding Original Notes who have not yet tendered their Original Notes to do so. As of the close of business on September 7, 2006, approximately $637,487,000 million in aggregate principal amount of Senior Notes had been validly tendered for exchange (without guarantees) and not withdrawn.

     This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities. The exchange offer is being made by means of a prospectus dated August 8, 2006, filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired

                  None

          (b)  Pro Forma Financial Information

                  None

          (c)  Shell Company Transactions

                  None

          (d)  Exhibits

                  None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Level 3 Communications, Inc.

                                     By:     /s/ Neil J. Eckstein
                                         Neil J. Eckstein, Senior Vice President

Date:  September 8, 2006